EXHIBIT 99.2

GEORGIA BIOMASS HOLDING LLC AND SUBSIDIARY
UNAUDITED CONSOLIDATED ABBREVIATED FINANCIAL STATEMENTS
AS OF AND FOR THE PERIOD ENDED JUNE 30, 2020

GEORGIA BIOMASS HOLDING LLC AND SUBSIDIARY
TABLE OF CONTENTS
JUNE 30, 2020

Page(s)
CONSOLIDATED STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED	1
CONSOLIDATED STATEMENT OF REVENUES AND DIRECT EXPENSES	2
NOTES TO THE CONSOLIDATED ABBREVIATED FINANCIAL STATEMENTS	3-12

GEORGIA BIOMASS HOLDING LLC AND SUBSIDIARY CONSOLIDATED STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
AS OF JUNE 30, 2020
(In U.S. Dollars)
(UNAUDITED)

ASSETS ACQUIRED
CURRENT ASSETS
Accounts receivable - trade	$3,765,002
Accounts receivable - related parties	8,153,415
Inventories	5,371,732
Prepaid expenses and other current assets	1,988,429
Total current assets	19,278,578

NONCURRENT ASSETS
Property and equipment - net	129,543,471
Intangible assets - net	61,979
Operating lease right of use assets	11,438,250
Total noncurrent assets	141,043,700

Total assets	$160,322,278

LIABILITIES ASSUMED
CURRENT LIABILITIES
Trade payables	$1,058,865
Finance leases	802,538
Operating leases	738,004
Other operating liabilities	5,014,706
Deferred income	80,646
Total current liabilities	7,694,759

NONCURRENT LIABILITIES
Finance leases, net of current portion	3,315,393
Operating leases, net of current portion	10,807,873
Deferred income, net of current portion	706,981
Total noncurrent liabilities	14,830,247

Total liabilities	$22,525,006

NET ASSETS ACQUIRED	$137,797,272

Unaudited - The accompanying notes are an integral part of this consolidated abbreviated financial statement.

GEORGIA BIOMASS HOLDING LLC AND SUBSIDIARY CONSOLIDATED STATEMENT OF REVENUES AND DIRECT EXPENSES FOR THE PERIOD ENDED JUNE 30, 2020
(In U.S. Dollars)
(UNAUDITED)

REVENUES	$83,114,401

DIRECT EXPENSES
Cost of revenues	33,211,580
Other operating costs	24,132,579
Depreciation and amortization	6,395,875
Personnel	4,324,914
Maintenance and operations	3,757,015
Sales and marketing	29,444
Total direct expenses	71,851,407

Revenues in excess of direct expenses	$11,262,994

Unaudited - The accompanying notes are an integral part of this consolidated abbreviated financial statement.

GEORGIA BIOMASS HOLDING LLC AND SUBSIDIARY
NOTES TO THE CONSOLIDATED ABBREVIATED FINANCIAL STATEMENTS
JUNE 30, 2020
(In U.S. Dollars)
(UNAUDITED)

1. DESCRIPTION OF THE TRANSACTION
On July 31, 2020, Enviva Pellets Waycross Holdings, LLC (“Waycross Holdings”), a wholly owned subsidiary of Enviva Partners, LP (the “Partnership”), RWE Generation SE, a societas europaea formed under the laws of the Federal Republic of Germany (as assignee of innogy SE, a societas europaea formed under the laws of the Federal Republic of Germany), and innogy Renewables Beteiligungs GMBH (“Innogy”), a Gesellschaft mit beschränkter Haftung formed under the laws of the Federal Republic of Germany, consummated the transactions contemplated by the previously announced Membership Interest Purchase and Sale Agreement dated June 18, 2020, pursuant to which Waycross Holdings acquired all of the limited liability company interests in Georgia Biomass Holding LLC (the “Company”), a Georgia limited liability company and the indirect owner of a wood pellet production plant in Waycross, Georgia (the “Waycross plant”), for a purchase price of approximately $175.0 million in cash, subject to customary adjustments (the “Georgia Biomass Acquisition”).
2. ORGANIZATION AND INDUSTRY
The Company was incorporated in Georgia in November 2009 and is engaged in the business of manufacturing and distributing wood pellets, primarily used in the energy industry, to its customers in the United Kingdom and Europe. The Company operates in Waycross, Georgia.
3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of presentation
The unaudited consolidated abbreviated financial statements and notes should be read in conjunction with the audited consolidated abbreviated financial statements and notes included in the Annual Financial Statements of the Company for the year ended December 31, 2019.
Pursuant to a letter dated July 6, 2020, from the staff of the Division of Corporation Finance of the U.S. Securities and Exchange Commission (the “SEC”), the staff stated that it would not object to the filing of the Consolidated Abbreviated Financial Statements in satisfaction of Rule 3-05 of Regulation S-X. The accompanying Consolidated Statement of Assets Acquired and Liabilities Assumed as of June 30, 2020 and the related Consolidated Statement of Revenues and Direct Expenses for the period then ended (collectively, the “Statements”) have been prepared using the format permitted by the SEC. The elements of the Statements were prepared using the historical accounting records of the Company and are stated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The consolidated abbreviated financial statements, as of and for the period ended June 30, 2020, are not intended to present a complete view of Georgia Biomass Holding LLC prior to the acquisition, and does not include a consolidated balance sheet, consolidated statement of operations, consolidated statement of changes in members’ equity, or consolidated statement of cash flows.
The Consolidated Statement of Assets Acquired and Liabilities Assumed only presents the assets acquired and liabilities assumed in accordance with the MIPSA.
The consolidated abbreviated financial statements of Georgia Biomass Holding LLC includes the accounts of Georgia Biomass Holding LLC and its wholly owned subsidiary, Georgia Biomass, LLC. The Company defines “subsidiary” as a legal entity of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote are owned by the Company.
All significant intercompany transactions and balances have been eliminated in consolidation.
Consolidated statement of revenues and direct expenses
The Consolidated Statement of Revenues and Direct Expenses includes the revenues and expenses directly attributable to the generation of those revenues. The Consolidated Statement of Revenues and Direct Expenses excludes the cost of general corporate activities, corporate-level overhead, interest expense, and income taxes. Cost of revenues consists primarily of production costs and fiber purchases. Other operating costs include utilities, shipping, and other miscellaneous operating costs. Depreciation and amortization expense is comprised of the depreciation and amortization of tangible and intangible assets used in production. Personnel costs are comprised of employee compensation and benefits. Maintenance and operations expense primarily consists of the costs to maintain machinery and equipment attributable to the generation of revenue. Sales and marketing costs consist of advertising, marketing, and other administrative expenses.

GEORGIA BIOMASS HOLDING LLC AND SUBSIDIARY
NOTES TO THE CONSOLIDATED ABBREVIATED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2020
(In U.S. Dollars)
(UNAUDITED)
Accounts receivable - trade
Accounts receivable are shown at the net amounts that the Company estimates to be collectible. The Company uses the allowance method of accounting for bad debts based on a review of accounts and evaluation of historical bad debts and current accounts receivable. Sales are generally made on unsecured credit, based on the Company’s evaluation of the customers’ current financial condition and credit history. The Company did not record an allowance for doubtful accounts receivable at June 30, 2020.
Inventories
Inventories consist of raw materials, work in progress, finished goods, and spare parts. Fixed production overhead, including related depreciation expense, is allocated to inventory based on the normal production capacity of the facilities. To the extent the Company does not achieve normal production levels, such under- absorption of fixed overhead is charged to direct expense.
The Company’s inventories are stated at the lower of cost and net realizable value, with cost determined by the average cost method. Finished goods include raw material costs, direct labor costs, and an allocation of overhead charges. These costs are reflected in cost of revenues sold when inventory is sold.
The Company did not record an inventory reserve at June 30, 2020.
Property and equipment
Property and equipment are stated at cost, less accumulated depreciation. Expenditures for repairs and maintenance are charged to maintenance and operations as incurred, and additions and improvements that increase the value or significantly extend the useful lives of assets are capitalized. Upon sale or other retirement of depreciable property, cost and accumulated depreciation are removed from the related accounts, and any gain or loss is reflected in operations. Leasehold improvements are amortized over the shorter of the remaining term of the lease, or the useful life of the improvement, utilizing the straight-line method.
The Company provides for depreciation of property and equipment using the straight-line method designed to amortize costs over estimated useful lives as follows:

Machinery and equipment	2-20 years
Buildings and improvements	10-20 years
Plant fixtures	5-20 years
Computers and technical equipment	3-5 years
Vehicles	3-5 years
Office furniture and equipment	3-11 years
The Company capitalizes interest cost incurred on borrowings during the active construction period of major capital projects. The capitalized interest is recorded as part of the asset to which it relates and is amortized over the asset’s estimated useful life. The Company did not capitalize any interest cost during the period ended June 30, 2020.
Intangible assets
The cost of software and licenses is capitalized and amortized to operations over their estimated useful lives or statutory lives, whichever is shorter. Amortization is computed on the straight-line basis over 3 years.
Impairment of long-lived assets
Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability is performed. If it is determined that the carrying value of an asset is not recoverable based on expected undiscounted future cash flows, an impairment loss equal to the excess of the carrying amount of the asset over its fair value is recorded. The Company did not record an impairment loss for the period ended June 30, 2020.

GEORGIA BIOMASS HOLDING LLC AND SUBSIDIARY
NOTES TO THE CONSOLIDATED ABBREVIATED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2020
(In U.S. Dollars)
(UNAUDITED)
Revenue recognition
Revenue is measured based on a consideration specified in a contract with a customer. The Company recognizes revenue when it satisfies a performance obligation by transferring control over a product to a customer.
Taxes imposed by governmental authorities, which are collected and remitted by the Company for identifiable, revenue-producing transactions, are excluded from revenue. The Company did not collect any such taxes for the period ended June 30, 2020.
Shipping and handling costs associated with outbound freight after control over a product has transferred to a customer are accounted for as fulfillment costs and are included in other operating costs.
The Company generates revenue from one principle segment: direct sales of wood pellets to customers. Sales to customers primarily are made through off-take contracts, which are long-term in nature. Each of the Company’s contracts defines the annual volume of wood pellets that a customer is required to purchase, and the Company is required to sell, the fixed price per metric ton (“MT”) of wood pellets sold, satisfying a base net calorific value and other technical specifications. These prices are fixed for the entire term and are subject to adjustments which may include annual inflation-based adjustments or price escalators, price adjustments for product specifications, as well as, in some instances, price adjustments due to changes in underlying indices. Each individual shipment’s volume and timing is directed and initiated by the customer within the terms of the related off-take contract. Each of these individual shipment requests is considered a stand-alone contract with a single performance obligation, the delivery of wood pellets.
The Company recognizes revenue at a point in time on the sale of wood pellets when a customer takes possession of the product at the time the loading of wood pellets onto a vessel is complete. The timing of customer possession is outlined in each off-take contract. Each off-take contract includes Cost and Freight (“CFR”) shipping terms. Under CFR terms, the Company is responsible for bringing the product to the port of export and procuring and paying shipping costs, including insurance and relevant charges, up to the port of destination for the customer. The arrangement of shipping and handling activities is not considered a separate performance obligation because it is fulfillment of the promise to transfer goods and is performed by the Company prior to the customer taking possession. Payment, equal to the transaction price identified in each contract, is typically due within five days after invoicing. The Company has no obligation for returns, refunds, warranties, or related obligations on sales of products.
Fees charged to the Company for changes requested by the customer, primarily demurrage fees, are invoiced to the customer, net against the expense incurred, and are not recorded in revenues. In instances in which a customer requests the cancellation, deferral or acceleration of a shipment, the customer may pay a fee, which is included in revenues.
The Company does not have any contract assets or liabilities for the period ended June 30, 2020.
Leases
The Company has operating and finance leases related to real estate, machinery, equipment, and other assets where the Company operates as the lessee.
The Company determines a contract contains a lease if it contains the right to control the use of an identified asset for a period of time in exchange for consideration.
The Company has determined that short-term lease expense, consisting of charges for operating leases with an initial term of twelve months or less, reasonably reflects the Company’s short-term lease commitments. As such, short-term lease commitments are not recorded on the Consolidated Statement of Assets Acquired and Liabilities Assumed but are recognized as a lease expense on a straight-line basis over the applicable lease terms. Short-term lease expense, which is recognized in other operating costs in the Consolidated Statement of Revenues and Direct Expenses, for the period ended June 30, 2020 totaled $148,214.
Right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. The Company’s leases do not contain material residual value guarantees, restrictive covenants, or subleases. In addition to fixed lease payments, the Company’s contracts incur variable lease charges. Variable payments, which are not dependent on an index or rate, are not included in the consideration at lease commencement for initial measurement and are charged to operating expenses when variability is eliminated by known payment amount.

GEORGIA BIOMASS HOLDING LLC AND SUBSIDIARY
NOTES TO THE CONSOLIDATED ABBREVIATED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2020
(In U.S. Dollars)
(UNAUDITED)
Non-lease components such as wharf access, repairs and maintenance on the leased asset, security services, and management services are deemed to be a delivery of a separate service and are not considered in the cost of securing the leased property.
The Company’s leases have a maximum remaining term of eleven years. Some of the lease agreements include options to extend the lease up to ten years. The Company’s leases are noncancelable. Certain leases include the option to purchase the leased property at the end of the lease term. The depreciable lives of assets and leasehold improvements are limited by the expected lease term unless there is a transfer of title or purchase option that the Company is reasonably certain of exercising.
An incremental borrowing rate is applied to the Company’s leases for balance sheet measurement. As most of the Company’s leases do not provide an implicit rate, the Company generally uses an incremental borrowing rate based on the estimated rate of interest for a collateralized borrowing over a similar term of the lease payments as of their respective commencement dates.
Minimum lease payments and other obligations that would be required by an election to exercise available renewal options are not recognized as part of the Company’s ROU asset and lease liabilities if, at the time of lease commencement, the Company is not reasonably certain to exercise such renewal options.
Use of estimates
The preparation of consolidated abbreviated financial statements in conformity with accounting principles generally accepted in the United States requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated abbreviated financial statements. Actual results could differ from these estimates.
Concentration of risk and significant customers
For financial disclosure purposes, the Company defines significant customers as those equaling or exceeding 10% of sales or purchases for any reporting period, and/or 10% of period-end trade receivables or payables.
For the period ended June 30, 2020, one customer accounted for 88% of total sales and one customer accounted for 91% of trade receivables at June 30, 2020.
For the period ended June 30, 2020, no vendor from whom the Company purchased raw materials represented more than 10% of the Company’s total purchases and two vendors represented 63% of trade payables at June 30, 2020. The Company uses one third-party vendor for shipping logistic services.
Most of the Company’s revenue is from sales of wood pellets to customers located in Europe. As a result, any changes in the economy or demand for wood pellets in that region would affect the Company.
Recently adopted accounting standards
On June 16, 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses: Measurement of Credit Losses on Financial Instruments (“Topic 326”), which changes how entities measure credit losses for most financial assets. The Company adopted the standard, effective January 1, 2020. The adoption of Topic 326 did not have a material impact on the consolidated abbreviated financial statement.
4. INVENTORIES
Inventories consisted of the following at June 30, 2020:

Raw materials	$1,052,177
Work in progress	445,589
Finished goods	1,666,277
Spare parts	2,207,689
$5,371,732

GEORGIA BIOMASS HOLDING LLC AND SUBSIDIARY
NOTES TO THE CONSOLIDATED ABBREVIATED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2020
(In U.S. Dollars)
(UNAUDITED)
5. OTHER CURRENT ASSETS
Other current assets consisted of the following at June 30, 2020:

Prepaid expenses	$1,647,467
Other current assets	340,962
$1,988,429
6. PROPERTY AND EQUIPMENT
Property and equipment consisted of the following at June 30, 2020:

Machinery and equipment	$114,490,484
Buildings and improvements	106,002,561
Plant fixtures	342,784
Computer and technical equipment	285,619
Vehicles	178,487
Office furniture and equipment	126,838
221,426,773
Less: Accumulated depreciation	(94,347,645)
Net depreciable property and equipment	127,079,128
Non depreciable assets
Land	1,500,000
Construction in progress	964,343
$129,543,471
Construction in progress as of June 30, 2020, is mainly comprised of expenditures for machinery and equipment at the Waycross, Georgia location that have not yet been placed in service.
For the period ended June 30, 2020, depreciation expense totaled $6,358,587.
7. OTHER OPERATING LIABILITIES
Other operating liabilities consisted of the following at June 30, 2020:

Compensation	$855,666
Shipping	1,690,917
Other operating liabilities	2,468,123
$5,014,706
8. RELATED PARTY TRANSACTIONS
The Company has various transactions with related parties. All related parties are under common ownership. In September 2019, the Company’s former ultimate owner, RWE AG, sold 100% of its outstanding stock to E.ON SE.
Accounts receivable – related parties are summarized as follows at June 30, 2020:

RWE Supply and Trading GmbH, Swindon	$7,448,527
Innogy Renewables US LLC	660,467
Innogy New Ventures LLC	7,554
Belectric	36,867
$8,153,415

GEORGIA BIOMASS HOLDING LLC AND SUBSIDIARY
NOTES TO THE CONSOLIDATED ABBREVIATED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2020
(In U.S. Dollars)
(UNAUDITED)
Transactions with related parties are summarized as follows for the period ended June 30, 2020:

Sales to and other operating income
RWE Supply and Trading GmbH, Swindon	$71,951,114
9. COMMITMENTS AND CONTINGENCIES
In December 2019, the Company entered into an agreement with a supplier to purchase a minimum quantity of 80,000 tons of pine fiber on a proportionate monthly basis beginning on January 1, 2020 and expiring on December 31, 2020. The agreement provides for variance in the minimum purchase quantity of plus or minus 5%. The price per ton of pine fiber begins at $33.29 per short green ton and is set to be adjusted on a quarterly basis to reflect the applicable percentage changes in the supplier’s average delivered price. The purchase commitment from July 1, 2020 through expiration of the agreement on December 31, 2020 is expected to be approximately $1,400,000.
In December 2009, the Company entered into an agreement with a supplier to purchase a minimum quantity of 279,522 tons of pine pulpwood over a ten-year period beginning on January 1, 2011 and expiring on December 31, 2020. The purchase commitment from July 1, 2020 through the expiration of the agreement on December 31, 2020 is expected to be approximately $330,000.
In December 2009, the Company entered into two agreements with a supplier to purchase an aggregate minimum quantity of 549,559 tons of pine pulpwood over a ten-year period beginning on January 1, 2011 and expiring on December 31, 2020. The purchase commitment from July 1, 2020 through the expiration of the agreement on December 31, 2020 is expected to be approximately $300,000.
In December 2009, the Company entered into an agreement with a supplier to purchase services of wharfage stevedoring, and receiving related to the shipping of wood pellets from the Company’s marine terminal located in Savannah, Georgia. The agreement requires a minimum shipment of 500,000 metric tons of wood pellets on a proportionate yearly basis. The agreement commenced in April 2011 and, including renewal period options which are expected to be utilized, expires in April 2031. The service charge per metric ton of wood pellets is set to be adjusted on a yearly basis to reflect the annual change in the Consumer Price Index. No negative adjustments will be made and positive adjustments in the rate are limited to no more than 2% per year. At June 30, 2020, the applicable rate is $3.98 per metric ton. The purchase commitment for each of the next five calendar years, beginning on July 1st and ending on June 30th, is expected to be approximately $1,900,000 and $11,600,000, thereafter.
In the ordinary course of business, the Company is subject to various claims and pending actions arising out of the conduct of its business, the outcome of which cannot presently be determined. In the opinion of the Company, the resolution of these claims and pending actions does not represent any material unrecorded liabilities and will not have a material adverse impact on the consolidated financial position or the results of operations of the Company.
10. GEORGIA BUSINESS INCENTIVES AND DEFERRED INCOME
As an inducement to locate its wood pellet production plant in Waycross, Georgia, the Waycross and Ware County Economic Development Authority granted certain incentives to the Company. The incentives included a grant of a 315-acre industrial site, located within two separate tracts of land in Ware County, Georgia and an abatement and reduction of county property taxes for a twenty-year period beginning in 2009. See Note 12.
The land was valued at $1,500,000 and was recognized as deferred income by the Company to be amortized over approximately 19 years, which approximates the useful life of the attached building.
Deferred income at June 30, 2020 is as follows:

Land value	$1,500,000
Accumulated income recognized	(712,373)
787,627
Less: current portion	80,646
Deferred income, noncurrent	$706,981

GEORGIA BIOMASS HOLDING LLC AND SUBSIDIARY
NOTES TO THE CONSOLIDATED ABBREVIATED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2020
(In U.S. Dollars)
(UNAUDITED)
Amortization of deferred income related to the land grant, for the period ended June 30, 2020 totaled $40,323. Amortization of deferred income related to the land grant for each of the next five years is expected to be $80,646.
11. LEASES
Savannah lease
During 2009, the Company entered into two noncancelable lease agreements for the construction and location of its marine terminal in Savannah, Georgia. The agreements, considered a single combined contract (collectively, the “Savannah Lease”), were structured as a lease contract in which the Company operated as the lessee of the terminal and the tract of land on which the terminal is located. The Savannah Lease comprises two lease components, a facility lease and a land lease.
The facility lease required the Company and the lessor to execute a mutually-agreed plan to construct the Company’s storage domes on the leased land. Pursuant to the facility lease, the dome construction project and all subsequent construction and improvements located on the leased land were the property of the lessor. The construction of the domes was financed by both the Company and the lessor and completed in 2011 at a total cost of $12,496,362. Of this amount, $11,379,362 was funded directly by the Company. The remaining $1,117,000 was financed by the lessor over a fifteen-year term during the term of the lease agreement. The land lease provides the Company with the right to use the land on which the terminal is located.
The Savannah Lease commenced in April 2011 and provides the Company with the right to use a warehouse and certain fixtures and equipment constructed pursuant to the lease agreement, that are capable of accommodating a minimum of 1,500,000 MT of wood pellets per year. The lease extends through April 2031. The Savannah Lease includes an optional renewal period of three years, which has been included in the term of the lease, for the purposes of disclosure and calculation of net present value as the Company is reasonably certain of its exercise. The lease payments, due monthly, are fixed.
Under the Savannah Lease, the Company incurs separate variable payments to the lessor based on the lessor’s property and casualty insurance costs, the property taxes assessed on property, security charges, facility fees and additional rent.
The Savannah Lease is guaranteed by innogy SE. The Savannah Lease does not contain residual value guarantees, restrictions, or other covenants related to dividends or additional debt.
Other lease commitments
The Company has additional noncancelable lease agreements for the use of machinery and equipment at its wood pellet production plant in Waycross, Georgia. These leases provide the Company with the right to use the related machinery and equipment covered under the respective lease agreements for the production of wood pellets. The respective lease terms expire at various dates through 2031. Certain leases include optional renewal periods which have been included in the terms of the leases for purposes of disclosure and calculation of net present value, as the Company is reasonably certain of their exercise.
The lease payments, due monthly, are fixed.
Under the lease agreements, the Company incurs separate variable payments to the lessors based on the lessor’s property and casualty insurance costs, the property taxes assessed on property, maintenance, and usage of equipment based on mileage, hours, or units of output.
The machinery and equipment leases do not contain residual value guarantees, restrictions, or other covenants related to dividends or additional debt.

GEORGIA BIOMASS HOLDING LLC AND SUBSIDIARY
NOTES TO THE CONSOLIDATED ABBREVIATED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2020
(In U.S. Dollars)
(UNAUDITED)
ROU assets and lease liabilities related to finance leases, included in property and equipment, were as follows at June 30, 2020:

Finance lease right-of-use assets:
Buildings, improvements, and leasehold improvements	$12,618,222
Machinery and equipment	3,412,414
16,030,636
Less: accumulated depreciation	(5,912,661)
Current portion of finance lease obligations	$10,117,975

Finance lease liabilities:
Current portion of finance lease obligations	$802,538
Noncurrent portion of finance lease obligations	3,315,393
$4,117,931
Costs associated with operating and finance leases, included in other operating costs in the Consolidated Statement Revenues of Direct Expenses, for the period ended June 30, 2020 totaled:

Operating lease cost
Fixed rent expense	$786,842
Variable rent expense	2,104,833

Finance lease cost
Amortization of right-of-use assets	$392,128
Variable lease cost	188,258
Interest expense	89,654
Operating and finance lease cash flow information is as follows for the period ended June 30, 2020:

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$2,855,799
Operating cash flows from finance leases	277,912
Finance cash flows from finance leases	392,128

Assets obtained in exchange for lease obligations:
Finance leases	$712,296

GEORGIA BIOMASS HOLDING LLC AND SUBSIDIARY
NOTES TO THE CONSOLIDATED ABBREVIATED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2020
(In U.S. Dollars)
(UNAUDITED)
As of June 30, 2020, future payments due under operating and finance leases, for the calendar year period beginning on July 1st and ending on June 30th, are as follows:

	Operating	Finance
2020-2021	$1,527,432	$963,565
2021-2022	1,526,690	963,565
2022-2023	1,519,400	962,916
2023-2024	1,519,400	472,500
2024-2025	1,519,400	158,637
Thereafter	8,908,317	1,351,697
Total minimum lease payments	16,520,639	4,872,880
Less: amounts representing interest	(4,974,762)	(754,949)
Present value of minimum lease payments	11,545,877	4,117,931
Current portion	738,004	802,538
Noncurrent portion	$10,807,873	$3,315,393
For most of the leases, the implicit rates are not readily determinable. Therefore, the Company primarily uses its incremental borrowing rate, which reflects the fixed rate at which Company could borrow an amount equal to the lease payments for the same term on a collateralized basis.
The weighted-average remaining lease terms and discount rates for the Company’s operating and finance leases were weighted using the undiscounted future minimum lease payments and are as follows as of June 30, 2020:

Weighted-average remaining lease term (years)
Operating leases	11
Finance leases	7

Weighted-average discount rate
Operating leases	7%
Finance leases	5%
12. WAYCROSS AND WARE COUNTY DEVELOPMENT AUTHORITY ABATEMENT FOR TITLE ARRANGEMENT
The Waycross and Ware County Development Authority, (the “County”), entered into a Memorandum of Understanding (“MOU”) with the Company in December 2009, whereby the parties agreed to provide certain inducements, including property tax abatement, to the Company to locate its wood pellet production operation (the “Project”) in Ware County.
Under the terms of the MOU, the Company agreed to construct a manufacturing facility and office complex, including related improvements and production equipment, for commercial use. Upon completion of the Project, the Company agreed to transfer title of the Project to the County, in exchange for abatement on the property taxes associated with the transferred property. The agreement includes the facility and production equipment and extends for a period of twenty years. From the commencement date, April 8, 2011, through the remaining term of the agreement, all subsequent additions of equipment for use at the Project are included in the original agreement. At the expiration of the agreement, the County has granted the Company an irrevocable option to purchase the facility and equipment for $10.
Payments in lieu of taxes (“PILOT”) amount to $1.00 per year for the first ten years. Beginning in the eleventh year of the agreement, the PILOT will be equal to 10% of the ad valorem tax that would have otherwise been owed by the Company if this agreement were not in effect. The percentage of ad valorem tax due as a PILOT will increase in 10% increments from the eleventh year through the twentieth (final) year of the agreement.
PILOT’s are a non-cash incentive as the ad valorem taxes are not assessed against the Company for payment and no cash reimbursements are received from the County. Therefore, no financial liability is recorded for the future PILOT’s.

GEORGIA BIOMASS HOLDING LLC AND SUBSIDIARY
NOTES TO THE CONSOLIDATED ABBREVIATED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2020
(In U.S. Dollars)
(UNAUDITED)
In accordance with the applicable guidance under Topic 842, the Company has not recognized the transactions under this agreement as a sale-leaseback arrangement. As stipulated by Topic 842 regarding transactions that do not qualify for sale-leaseback accounting, assets transferred to the County are not derecognized by the Company on transfer and instead are accounted for in accordance with ASC 360, Property, Plant, and Equipment.
The following is a summary of the assets acquired, included in property and equipment, under the abatement for title agreements at June 30, 2020:

Technical plant and machinery	$206,361,258
Less: accumulated depreciation	(88,434,984)
Net depreciable technical plant and machinery	117,926,274
Land	1,500,000
$119,426,274
The MOU requires the Company to make an investment of no less than $120,000,000 and to create, and maintain for the duration of the agreement, no less than 50 new full-time jobs within 36 months of the commencement of operations at the Project. As of June 30, 2020, the Company has fulfilled all commitment under the MOU to maintain 50 full-time jobs and has made an investment of $120,000,000. As of June 30, 2020, the Company expects to continue to fulfill its commitment to maintain 50 full-time jobs for the remainder of the agreement.
13. SUBSEQUENT EVENTS
The Company has evaluated subsequent events for the period June 30, 2020 through October 8, 2020, the date these consolidated abbreviated financial statements were issued and, other than as disclosed below, there have been no subsequent events for which disclosure is required.
Subsequent to June 30, 2020, the outbreak and spread of COVID-19 has adversely impacted global commercial activity and contributed to significant declines and volatility in the financial markets. The Company is currently not expecting that the impact of COVID-19 would be material to its business.